Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

LIGHTPATH TECHNOLOGIES, INC.

JANUARY 28, 2021

LIGHTPATH TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby amends its Amended and Restated Bylaws dated January 29, 2015, as amended by that First Amendment to the Amended and Restated Bylaws dated September 21, 2017 (collectively, the “Bylaws”) as follows:

ARTICLE 1 - OFFICES

Section 1.1.       Registered Office. The registered office of LightPath Technologies, Inc., a Delaware corporation (the “Corporation”), shall be in Wilmington, New Castle County, Delaware.

Section 1.2.   Other Offices. The Corporation may also have offices at such other places, either within or outside of the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE 2 - STOCKHOLDERS’ MEETINGS

Section 2.1.  Place of Meetings. Meetings of stockholders shall be held at such places, if any, within or without the State of Delaware, as may from time to time be designated by the Board of Directors, and as stated in the notice of meeting provided in accordance with Section 2.4.

Section 2.2.  Annual Meetings. Annual meetings of the stockholders of the Corporation for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or outside of the State of Delaware, on the date and at the time that the Board of Directors shall each year fix. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only as provided in Section 2.14.

Section 2.3.   Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes, unless otherwise provided by law or by the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), may be called only by the Chairman of the Board of Directors, by the President, or by a majority of the Board of Directors. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

Section 2.4.  Notice of Meetings.

(a) Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by means of electronic transmission as provided in this Section 2.4(b). If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this Section 2.4(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posted on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary, or of the transfer agent or other agent, of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either before or after such meeting is held, which waiver may either be by means of a waiver in writing signed by such stockholder, or by electronic transmission that either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(d) The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a public announcement (as defined in Section 2.14(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.4 unless such meeting is postponed to a date that is not more than sixty (60) days after the date that the initial notice of the meeting was provided in conformity with this Section 2.4.

Section 2.5.   Quorum. At any meeting of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast on the matter by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 2.6.   Adjourned Meetings; Notice. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

Section 2.7.   Organization. The Chief Executive Officer or, in his or her absence, the President, or, in his or her absence, the Chairman of the Board of Directors, or, in his or her absence, the person whom the Board of Directors designates, shall call to order any meeting of the stockholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary or any Assistant Secretary of the Corporation, the secretary of the meeting shall be the person the chairman appoints.

Section 2.8.   Conduct of Business. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of the stockholders. Except to the extent inconsistent with any such rules, regulations and procedures, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures for the conduct of the meeting (which need not be in writing) and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (a) the establishment of procedures for the maintenance of order and safety, (b) limitations on the time allotted to questions or comments on the affairs of the Corporation, (c) restrictions on entry to such meeting after the time prescribed for the commencement thereof, (d) the opening and closing of the polls for each matter upon which stockholders will vote at the meeting, (e) the establishment of an agenda or order of business for the meeting, and (f) limitations on the attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business not properly brought before the meeting shall not be transacted or considered. The chairman of the meeting shall also have the right and authority to adjourn the meeting without a vote of the stockholders, whether there is a quorum present.

Section 2.9.   Vote Required. Except as otherwise required by the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any law or regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or these Bylaws, all matters other than the election of directors shall be determined by the vote of the stockholders of a majority of the shares having voting power present in person or represented by proxy. All elections of directors shall be determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the election of directors.

Section 2.10.   Voting; Proxies. At any meeting of the stockholders every holder of shares entitled to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting, unless the instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation, unless the Certificate of Incorporation pertaining to such stock provides for a greater or lesser number of votes per share.

Section 2.11.   Inspectors of Election. Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 2.12.   Action by Written Consent. Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

Section 2.13.   Stockholder Lists. A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.14.     Advance Notice of Nominations and Proposals of Business.

(a)           Nominations of persons for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 2.14(b), (B) is entitled to vote at such meeting, and (C) has complied with this Section 2.14. Subject to Section 2.14(i) and except as otherwise required by law, clause (iii) of this Section 2.14(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than nominations and proposals properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder) before an annual meeting of stockholders.

(b)           Except as otherwise required by law, for nominations or proposals to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.14(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 2.14(c) including, without limitation, where applicable, delivery to the Corporation of timely and completed questionnaires as contemplated by Section 2.14(c), and (ii) the business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). The notice requirements of this Section 2.14 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.

(c)           To be timely for purposes of Section 2.14(b), a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation on a date (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a stockholder must state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares, if any, of the Corporation which are beneficially owned by such person, (D) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (E) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined below) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (ii) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; and (iii) (A) the name and address of the stockholder giving the notice and the Stockholder Associated Persons, if any, on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other information relating to such stockholder or any Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Commission thereunder, (H) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the stockholder and all Stockholder Associated Persons, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of stock or other securities of the Corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, and (J) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder, (ii) any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any stock or other securities of the Corporation owned of record or beneficially by such stockholder. In addition, in order for a nomination to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of Section 2.14(a), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 2.14(c) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this Section 2.14(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 2.14(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(d)           Subject to the Certificate of Incorporation, Section 2.14(i) and applicable law, only persons nominated in accordance with procedures stated in this Section 2.14 shall be eligible for election as and to serve as members of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 2.14 and, if any nomination or proposal does not comply with this Section 2.14, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e)           For purposes of this Section 2.14, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed or furnished by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f)           Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.14. Nothing in this Section 2.14 shall affect any rights, if any, of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Exchange Act.

(g)           Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 2.14(c), including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h)           Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with this Section 2.14. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 2.14 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and not earlier than the close of business on the 120th day prior to such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(i)           All provisions of this Section 2.14 are subject to, and nothing in this Section 2.14 shall in any way limit the exercise, or the method or timing of the exercise of the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 2.14.

Section 2.15.  Remote Communication.

(a) In lieu of holding an annual or special meeting of stockholders at a designated place as set forth in Section 2.1, the Board of Directors may, in its sole discretion, determine that any annual or special meeting of stockholders may be held solely by means of remote communication.

(b) If authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:
(i) Participate in a meeting of stockholders, whether such meeting is held at a designated place or solely by means of remote communication; and

(ii) Be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (A) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE 3 -  BOARD OF DIRECTORS

Section 3.1.   General Powers and Qualifications of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation. No person shall stand for election or re-election, or be nominated to stand for election or re-election, to the Board of Directors if such person has attained or will attain the age of 70 years old prior to the date of election or re-election; provided, however, that the Board of Directors may vote to waive such mandatory retirement age with respect to a director if it deems such waiver to be in the best interests of the Corporation and its stockholders. Any director elected or re-elected who attains the age of 70 during a term to which he or she was elected or re-elected shall continue to serve for the expiration of his or her term, or until his or her earlier death, resignation, or removal. A director may not serve on more than two other public or private company boards of directors in addition to the Corporation’s Board of Directors.

Section 3.2.   Number of Directors. The number of directors constituting the full Board of Directors shall be such number as shall be determined from time to time by resolution of the Board of Directors, as provided in the Certificate of Incorporation. The directors shall be divided into three classes and shall be elected at the annual meeting of the stockholders, as provided in the Certificate of Incorporation, except as otherwise provided in this Article 3, and each director elected shall hold office until his successor is elected and qualified.

Section 3.3.   Removal; Resignation. Directors may only be removed as set forth in the Certificate of Incorporation. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4        Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors shall be filled by a majority of the Board of Directors, or if not so filled, by the stockholders at the next annual meeting or at a special meeting called for that purpose in accordance with Section 2.3. Any director elected in accordance with this Section 3.4 shall hold office for the remainder of the full term of any class of directors in which the new directorship was created or the vacancy occurred and until his successor shall have been elected and qualified or until his earlier resignation or removal.

Section 3.5.   Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, at the same date and place, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

Section 3.6        Regular Meetings. Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 3.7        Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by two or more directors then in office and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 3.8         Notice of Meetings. Notice of the place, if any, date and time of each special meeting and each regular meeting of the Board of Directors that has not been publicized among all directors shall be given to each director either personally, or by mail, telephone, facsimile or other means of electronic transmission providing notice thereof not less than two days’ before the meeting. Notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver in writing or by electronic transmission of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. If waiver of notice is given by electronic transmission, such electronic transmission must set forth (or be submitted with) information from which it can be determined that the electronic transmission was authorized by the director. When a meeting of the Board of Directors or any committee thereof is adjourned to another time and place (if any), then unless otherwise provided by in the Certificate of Incorporation, these Bylaws, or applicable law, notice need not be given of the adjourned meeting if the adjourned meeting is scheduled at the original meeting.

Section 3.9.   Quorum. At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by the Certificate of Incorporation, these Bylaws, or applicable law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10       Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of the proceedings of the Board of Directors or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11       Participation in Meetings By Conference Telephone or Other Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 3.12       Compensation of Directors. The directors of the Corporation may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

 ARTICLE 4 - COMMITTEES

Section 4.1          Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it;provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.2           Committee Meetings; Quorum; Procedure; Notice.

(a)           Regular meetings of any committee of the Board of Directors may be held at such times and places (if any) as shall be fixed by the chairman of the committee or by resolution adopted by a majority of the members thereof, or in such other manner as provided by the Board of Directors in the committee’s charter, unless the Board of Directors otherwise provides.

(b)           Special meetings of any committee of the Board of Directors shall be called by the chairman of the committee or in such other manner as provided by the Board of Directors in the committee’s charter or by resolution adopted by the majority of the members of the committee. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present in person or by any of the means designated in Section 3.11 hereof as constituting presence in person at the meeting.

(c)           A majority of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise provided in Section 4.1 hereof. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the Certificate of Incorporation, these Bylaws, its charter or applicable law for the conduct of its meetings as the committee may deem proper.

(d)           Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place (if any) of any meeting of a committee shall be given to each member of such committee as provided in Section 3.8 of these Bylaws with respect to notices of meetings of the Board of Directors.

(e)           Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE 5 - OFFICERS

Section 5.1   Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also designate as officers additional Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. A Chief Executive Officer may serve on only one other public company board of directors in addition to the Corporation’s Board of Directors (if applicable). All other officers of the Corporation are prohibited from serving on a private or public company board of directors during his or her service as an officer of the Corporation. The Board of Directors may, in its discretion, allow service on other boards of directors in excess of these limitations if it deems such waiver to be in the best interests of the Corporation and its stockholders.

Section 5.2      Salary. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof, together with the policy of the Corporation as to reimbursement of expenses incurred by such officers, as may be designated by resolution of the Board of Directors.

Section 5.3       Term; Removal; Vacancy. Officers shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4       Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall be responsible for strategic direction of the business of the Corporation.

Section 5.5       Chief Executive Officer. The Chief Executive Officer shall have, subject to the supervision, direction and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the business and affairs of the Corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may be delegated to him or her by the Board of Directors or as are set forth in the Certificate of Incorporation or these Bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.

Section 5.6       President. The President, if there is such an officer and the Board of Directors so directs, shall serve as chief operating officer and have the powers and duties customarily and usually associated with the office of chief operating officer unless the Board of Directors provides for another officer to serve as chief operating officer (or to have the powers and duties of chief operating officer). The President shall have such other powers and perform such other dutiesas may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected or appointed a Chief Executive Officer or the office of Chief Executive Officer is otherwise vacant, then, unless otherwise determined by the Board of Directors, the President shall also have all the powers and duties of the Chief Executive Officer.

Section 5.7.   Vice President. In the absence or vacancy of the Chief Executive Officer and the President or, in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designed by the Board of Directors, or in the absence of any designation, then in the chronological order of their election as Vice President) shall perform the duties of the Chief Executive and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

Section 5.8.   Secretary and Assistant Secretaries.

(a) The Secretary (or another person designated by the Chairman of the Board) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, or President.

(b) The Assistant Secretary (if there is such an office) or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.9         Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial affairs of the Corporation, including (if a Treasurer has been appointed) overseeing the duties performed by the Treasurer. In addition, the Chief Financial Officer shall have such powers and duties customarily and usually associated with the office of the Chief Financial Officer of a Corporation similar to the Corporation and shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 5.10.   Treasurer. The Treasurer (if there is such an officer and the Board of Directors so directs) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President (if there is such an officer) and the Board of Directors, at its regular meetings or otherwise as the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. Subject to the control of the Board of Directors, he or she shall have such other powers and duties as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

   Section 5.11         Assistant Treasurers. The Assistant Treasurer (if there is such an office), or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

   Section 5.12         Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE 6 - STOCK

Section 6.1.   Certificates of Stock. Except as provided in Section 6.2 hereof, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, (i) the Chairman of the Board (if any) or the vice-chairman of the Board (if any), the Chief Executive Officer, the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, or the Chief Financial Officer, certifying the number of shares owned by such stockholder.

Section 6.2.   Uncertificated Shares. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or state on share certificates in accordance with all applicable laws. Except as expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.3.   Signatures. Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employees, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.4.   Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares, transfers of shares shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered holder of the shares or person authorized constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertified form;provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers shall determine to waive such requirement.

Section 6.5.   Lost, Stolen or Destroyed Certificates. The Board of Directors or any officer may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.6.   Regulations. The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Certificate of Incorporation, or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

Section 6.7.   Fixing Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           If and to the extent that stockholder action by written consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d)           The Corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DCGL.

ARTICLE 7 - INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.1.   Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it currently exists or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or non-profit entity, including, but not limited to, service with respect to employee benefit plans (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 7.1.

Section 7.2.   Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay, on an as-incurred basis, all expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in investigating, responding to, defending or testifying in any Proceeding in advance of its final disposition. Such advancement shall be unconditional, unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay any expenses advanced;provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an unsecured undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 7 or otherwise.

Section 7.3.   Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article 7 is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4.   Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 7 or the DGCL.

Section 7.5.   Survival; Non-Exclusivity of Rights. The rights conferred on any Indemnitee by this Article 7 shall continue as to a person who has ceased to be a director or officer of the Corporation and are not exclusive of other rights arising under any applicable law, provision of the Certificate of Incorporation, these Bylaws, an agreement, vote of disinterested directors or stockholders or otherwise. Any such rights shall inure to the benefit of the heirs and legal representatives of such Indemnitee. The Corporation may enter into agreements with any Indemnitee for the purpose of providing for indemnification or advancement of expenses.

Section 7.6.   Amounts Received from an Other Entity. Subject to Section 7.7, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee, or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 7.7.   Indemnification Priority. As between the Corporation and any other person (other than an entity directly or indirectly controlled by the Corporation) who provides indemnification to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Secondary Indemnitors”) (i) the Corporation shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with the terms of this Article 7, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Indemnitee may have from any Secondary Indemnitor or any right to insurance coverage that Indemnitee may have under such insurance policy issued to any Secondary Indemnitor (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor, or any insurer of any Secondary Indemnitor, to advance expenses or to provide indemnification or insurance coverage for the same loss or liability incurred by such Indemnitees is secondary to the Corporation’s obligations), (ii) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee (including, but not limited to, expenses (including but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor or against any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Secondary Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. No advancement or payment of any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing, and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Section 7.7, including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Section 7.7, entitled to enforce this Section 7.7. As used in this Section 7.7, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an Indemnitee shall be entitled to indemnification, reimbursement, advancement or expenses or insurance coverage from both a Secondary Indemnitor (or an insurance carrier proving insurance coverage to any Secondary Indemnitor) and the Corporation, whether pursuant to Delaware law (or other applicable law in the case of any Secondary Indemnitor), any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organization or governing documents of the Corporation or the Secondary Indemnitors or any insurance policy providing insurance coverage to any Secondary Indemnitor, as applicable.

Section 7.8.   Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7.9.   Other Indemnification and Advancement of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE 8 -  MISCELLANEOUS

Section 8.1.   Corporate Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal, Delaware” and may include the name of the Corporation and the year of its incorporation. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The Corporation may adopt for any transaction, without the specific leave of the Board of Directors, a seal which is different from its customary and usual seal; and it shall be sufficient in any document requiring the seal of the Corporation if the officer executing such document on behalf of the Corporation, being authorized to do so, writes or prints the word “Seal” or makes some similar mark.

Section 8.2.        Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.3.       Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.

Section 8.4.   Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintain any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.5.       Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.6.   Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper by such a recipient through an automated process, and that meets the standards set forth in Section 2.4(b).

Section 8.7.   Section References. Unless otherwise indicated, all references in these Bylaws to a Section or Sections are to the section or sections of these Bylaws.

Section 8.8.   Gender. Throughout these Bylaws, unless the context clearly requires a different interpretation, all references to “he” or “him” or his” shall be read to mean “he or she,” “him or her,” or “his or hers,” respectively.

ARTICLE 9 -  FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

ARTICLE 10 - AMENDMENTS

Subject to any restrictions set forth in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.